EXHIBIT 10.11

U.S. Rights

ASSIGNMENT

WHEREAS I, Ran KOHEN, ASSIGNOR, whose residence and country of citizenship are as stated underneath my signature below, am the inventor and sole owner of the following U.S. Patents (collectively referred to as the “Kohen Patents”):

1.	US Patent No. 6,962,498 issued November 8, 2005
US Application No. 10/021,568 filed, December 12, 2001

2.	US Patent No. 7,192,303 issued March 20, 2007
US Application No. 11/003,570, filed December 2, 2004

3.	US Patent No. 7,462,066 issued December 9, 2008
US Application No. 11/688,473, filed March 20, 2007

and, WHEREAS, SAFETY QUICK LIGHTING & FANS CORP., having an address at 3245 Peachtree Parkway, Suite D310 Suwanee, GA 30024, is desirous of obtaining my entire, right, title and interest in, to and under the said Kohen Patents:

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, the said ASSIGNOR, have sold, assigned, transferred and set over, and by these presents do hereby sell, assign, transfer and set over, unto the said ASSIGNEE, its successors, legal representatives and assigns, my entire right, title and interest in, to and under the said Kohen Patents and all divisions, renewals and continuations thereof, and all Patents of the United States which may be granted thereon and all re-examinations, reissues and extensions thereof, including without limitation, all rights to claim priority on the basis thereof, all rights to sue for past, present and future infringement, including the right to collect and receive any damages, royalties, or settlements for such infringements, all rights to sue for injunctive or other equitable relief, and any and all causes of action relating to any of the inventions or discoveries thereof.

AND I HEREBY authorize and request the Commissioner of Patents and Trademarks of the United States, to issue the same to the said ASSIGNEE, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

AND I HEREBY covenant and agree that I have full right to convey the entire interest herein assigned, and that I have not executed, and will not execute, any agreement in conflict herewith.

AND I HEREBY further covenant and agree that I will communicate to the said ASSIGNEE, its successors, legal representatives and assigns, any facts known to me respecting said Kohen Patents, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths, and generally do everything possible to aid the said ASSIGNEE, its successors, legal representatives and assigns, to obtain and enforce proper protection for said Kohen Patents.

AND I HEREBY grant the firm of Fleit Gibbons Gutman Bongini & Bianco PL the power to insert into this Assignment any further identification which may be necessary or desirable to comply with the rules of the United States Patent and Trademark Office for recordation of this Assignment.

IN TESTIMONY WHEREOF, I hereunto set my hand and seal the day and year set opposite my signature.

ASSIGNOR:

FULL NAME OF INVENTOR:	LAST, first middle: KOHEN, Ran
SIGNATURE & DATE:	Signature: /s/ Rani Kohen	Date: November 14, 2013
MAILING ADDRESS:	Street, city, state/country and zip code: 20735 NE 32 PL, Aventura, FL 33180
RESIDENCE :	City: Aventura	State or foreign country: FL
COUNTRY OF CITIZENSHIP:	US

Note: If signed abroad, prima facie evidence of execution may optionally be obtained by execution of this document before a U.S. Consul or before a local officer authorized to administer oaths whose authority is proved by a certificate from a U.S. Consul. If signed domestically, do so before a Notary Public. Otherwise the execution by the inventors should be witnessed by at least two witnesses who sign here:

WITNESSES:

Signature:	/s/ Angella Larson-Coone	Date:	November 14, 2013

Signature:	/s/ Dinah Fuentes	Date:	November 14, 2013